WARNER BROS. DISCOVERY

Q3 2024 Earnings Press Release | November 7, 2024

Warner Bros. Discovery, Inc. Reports Third Quarter 2024 Earnings Results

Warner Bros. Discovery's Q3 results demonstrate once again that while we continue to confront extraordinary disruption in our environment, the strategy we have undertaken to ready Warner Bros. Discovery for future success is showing important results. Thanks to our rapid international expansion and continued investment in high quality, diverse content, we saw momentum accelerate in our global Direct-to-Consumer business in Q3. In total, Max delivered 7.2 million net subscriber adds, the strongest quarterly gain since the platform's launch, resulting in healthy subscriber-related revenue growth and meaningful progress toward achieving our 2025 Direct-to-Consumer segment financial objectives. Likewise, our recently announced strategic partnership with Charter Communications, for both linear network distribution and bundling of Max, not only reinforced the value of our content portfolio, but represented our willingness to work with our partners to enhance the consumers' experience as our industry undergoes transformation.

– David Zaslav, President & CEO

Q3 Financial Summary & Operational Highlights

- Q3 total revenues were $9.6 billion, a 3% ex-FX[1][*] decrease compared to the prior year quarter.
- Net income available to Warner Bros. Discovery, Inc. was $0.1 billion, which includes $1.6 billion of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses.
- Q3 total Adjusted EBITDA[2][*] was $2.4 billion, a 18% ex-FX decrease compared to the prior year quarter.
- Q3 cash provided by operating activities was $0.8 billion. Free cash flow[3][*] was $0.6 billion.
- Repaid or repurchased $0.9 billion of debt during Q3, ending the quarter with $3.5 billion of cash on hand, $40.7 billion of gross debt[4][*], and 4.2x net leverage[5][*].
- Global DTC subscribers[6] were 110.5 million at the end of Q3, an increase of 7.2 million subscribers vs. Q2, our largest ever quarterly growth in subscribers since the launch of Max and with subscriber growth across all regions.
- Global DTC ARPU[7] was $7.84, a 1% ex-FX increase vs. the prior year quarter.
- Announced multi-year renewal of Charter carriage agreement for the entire suite of WBD cable networks and the inclusion of Max across all Spectrum TV Select packages[8].
- The Olympic Games Paris 2024 generated more than 215 million cumulative views across WBD platforms, a 23% increase vs. the Tokyo 2020 games[9].
- *The Penguin* ranks as one of the largest premieres on Max, with audiences similar to *The Last of Us* and *House of the Dragon*.

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2024	2023	% Change		2024	2023	% Change	
$ in millions			Reported	Ex-FX[*]			Reported	Ex-FX[*]
Total revenues	$ 9,623	$ 9,979	(4)%	(3)%	$ 29,294	$ 31,037	(6)%	(5)%
Net income (loss) available to Warner Bros. Discovery, Inc.	135	(417)	NM	NM	(10,817)	(2,726)	NM	NM
Adjusted EBITDA[*]	2,413	2,969	(19)%	(18)%	6,310	7,729	(18)%	(18)%
Cash provided by operating activities	847	2,516	(66)%		2,660	3,899	(32)%	
Free cash flow[*]	632	2,059	(69)%		1,998	2,851	(30)%	

NM - Not meaningful

Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

1

WARNER BROS. DISCOVERY

Q3 2024 Earnings Press Release | November 7, 2024

Studios Segment

$ in millions	Three Months Ended September 30, 2024	2023	% Change Reported	% Change Ex-FX(*)	Nine Months Ended September 30, 2024	2023	% Change Reported	% Change Ex-FX(*)
Distribution	$ 6	$ 13	(54)%	(54)%	$ 14	$ 19	(26)%	(26)%
Advertising	1	4	(75)%	(75)%	5	11	(55)%	(55)%
Content	2,463	3,000	(18)%	(18)%	7,323	8,425	(13)%	(13)%
Other	210	209	— %	— %	608	564	8 %	7 %
Total revenues	2,680	3,226	(17)%	(17)%	7,950	9,019	(12)%	(12)%
Costs of revenues (excluding depreciation & amortization)	1,736	1,794	(3)%	(3)%	5,356	5,398	(1)%	(1)%
Selling, general and administrative	636	705	(10)%	(10)%	1,892	1,981	(4)%	(5)%
Adjusted EBITDA	$ 308	$ 727	(58)%	(58)%	$ 702	$ 1,640	(57)%	(56)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q3 2024 Highlights

- Studios revenues decreased 17% ex-FX to $2,680 million compared to the prior year quarter.
  - Content revenue decreased 18% ex-FX.
    - Theatrical revenue decreased 40% ex-FX, primarily driven by lower box office revenue as the performance of *Beetlejuice Beetlejuice* and *Twisters* in the current year was more than offset by the stronger performance of *Barbie* in the prior year.
    - Games revenue declined 31% ex-FX, primarily driven by the better performance of the prior year slate, mainly *Mortal Kombat 1,* compared to the current year slate.
    - TV revenue increased 30% ex-FX, primarily driven by higher initial telecast revenue as a result of the impact from the WGA and SAG-AFTRA strikes in the prior year.
- Studios operating expenses decreased 5% ex-FX to $2,372 million compared to the prior year quarter.
  - Costs of revenues decreased 3% ex-FX, primarily driven by a 37% ex-FX decrease in theatrical content expense as a result of lower revenues and lower average production cost per title, partially offset by a 31% ex-FX increase in TV content expense due to increased deliveries and a 47% ex-FX increase in games content expense driven by $122 million in impairments.
  - SG&A decreased 10% ex-FX, primarily driven by lower theatrical and games marketing expenses.
- Studios Adjusted EBITDA decreased 58% ex-FX to $308 million compared to the prior year quarter.



Beetlejuice Beetlejuice
Warner Bros.



The Bachelorette
Warner Bros.



Brilliant Minds
Warner Bros.

2

WARNER BROS. DISCOVERY
Q3 2024 Earnings Press Release | November 7, 2024

Networks Segment

tbs CNN HGTV food Discovery TNT tvn TLC EUROSPORT

$ in millions	Three Months Ended September 30, 2024	2023	% Change Reported	% Change Ex-FX(*)	Nine Months Ended September 30, 2024	2023	% Change Reported	% Change Ex-FX(*)
Distribution	$ 2,598	$ 2,833	(8)%	(7)%	$ 8,070	$ 8,769	(8)%	(7)%
Advertising	1,490	1,709	(13)%	(13)%	5,691	6,394	(11)%	(11)%
Content	833	215	NM	NM	1,396	744	88 %	87 %
Other	89	111	(20)%	(21)%	250	300	(17)%	(18)%
Total revenues	5,010	4,868	3 %	3 %	15,407	16,207	(5)%	(4)%
Costs of revenues (excluding depreciation & amortization)	2,185	1,800	21 %	22 %	7,088	7,243	(2)%	(1)%
Selling, general and administrative	710	672	6 %	6 %	2,087	2,109	(1)%	— %
Adjusted EBITDA	$ 2,115	$ 2,396	(12)%	(11)%	$ 6,232	$ 6,855	(9)%	(9)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q3 2024 Highlights

- Networks revenues increased 3% ex-FX to $5,010 million compared to the prior year quarter. The AT&T SportsNet exit negatively impacted the growth rate by approximately 200 bps[10][*].
  - Distribution revenue decreased 7% ex-FX, primarily driven by a 9% decrease in domestic linear pay-TV subscribers and an approximately 200 bps impact from the AT&T SportsNet exit, partially offset by a 5% increase in domestic affiliate rates.
  - Advertising revenue decreased 13% ex-FX, primarily driven by domestic networks audience declines of 21% and the soft linear advertising market in the U.S., partially offset by the broadcast of the Olympics in Europe in the current year.
  - Content revenue increased $618 million, primarily driven by the sublicensing of Olympic sports rights to broadcast networks throughout Europe, which totaled $578 million.
- Networks operating expenses increased 18% ex-FX to $2,895 million compared to the prior year quarter. The AT&T SportsNet exit favorably impacted the growth rate by approximately 500 bps[11][*].
  - Costs of revenues increased 22% ex-FX, primarily driven by the broadcast of the Olympics in Europe in the current year, which totaled $663 million, partially offset by lower content expense. The AT&T SportsNet exit favorably impacted the growth rate by approximately 700 bps.
  - SG&A increased 6% ex-FX, primarily driven by higher overhead and Olympics related marketing expenses.
- Networks Adjusted EBITDA decreased 11% ex-FX to $2,115 million compared to the prior year quarter. The broadcast of the Olympics in Europe negatively impacted Adjusted EBITDA by $65 million.


PARIS 2024
PARIS 2024

Olympic Games Paris 2024
Eurosport



90 Day Fiancé: The Other Way
TLC



Shark Week
Discovery Channel

3

WARNER BROS. DISCOVERY

Q3 2024 Earnings Press Release | November 7, 2024

Direct-to-Consumer Segment

HBO max discovery+

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2024	2023	% Change		2024	2023	% Change	
$ in millions			Reported	Ex-FX(*)			Reported	Ex-FX(*)
Distribution	$ 2,320	$ 2,179	6 %	8 %	$ 6,707	$ 6,536	3 %	3 %
Advertising	205	138	49 %	51 %	620	362	71 %	73 %
Content	107	120	(11)%	(11)%	329	715	(54)%	(54)%
Other	2	1	NM	NM	6	12	(50)%	(50)%
Total revenues	2,634	2,438	8 %	9 %	7,662	7,625	— %	1 %
Costs of revenues (excluding depreciation & amortization)	1,776	1,874	(5)%	(5)%	5,699	5,640	1 %	2 %
Selling, general and administrative	569	453	26 %	27 %	1,695	1,827	(7)%	(6)%
Adjusted EBITDA	$ 289	$ 111	NM	NM	$ 268	$ 158	70 %	72 %

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q3 2024 Highlights

- Total DTC subscribers(6) were 110.5 million, an increase of 7.2 million global subscribers vs. Q2.
- DTC revenues increased 9% ex-FX to $2,634 million compared to the prior year quarter.
  - Distribution revenue increased 8% ex-FX, primarily driven by a 15% increase in subscribers, as well as higher pricing, following the launch of Max in Latin America and Europe during 1H24, partially offset by continued domestic linear wholesale subscriber declines.
  - Advertising revenue increased 51% ex-FX, primarily driven by an increase in domestic ad-lite subscribers.
  - Global DTC ARPU(7) increased 1% ex-FX to $7.84, primarily driven by domestic ad-tier subscriber growth, higher pricing, and a continuing subscriber mix shift from linear wholesale, partially offset by growth in lower ARPU international markets.
  - Content revenue decreased 11% ex-FX, primarily driven by fewer third-party licensing deals.
- DTC operating expenses increased 1% ex-FX to $2,345 million compared to the prior year quarter.
  - Costs of revenues decreased 5% ex-FX, primarily driven by lower content expense due to the timing of releases, partially offset by the broadcast of the Olympics in Europe in the current year.
  - SG&A increased 27% ex-FX, primarily driven by higher overhead and marketing expenses to support recent launches and our content slate, including the Olympics in Europe.
- DTC Adjusted EBITDA was $289 million, a $178 million increase in Adjusted EBITDA vs. the prior year, including a $41 million loss from the broadcast of the Olympics in Europe.

DTC Subscribers

In millions, except ARPU		Q3 2024	Q2 2024	Q3 2023
Domestic	**Total subscribers(6)**	52.6	52.4	52.6
	ARPU(7)	$ 11.99	$ 12.08	$ 11.29
International	**Total subscribers(6)**	57.9	50.8	43.3
	ARPU(7)	$ 4.05	$ 3.85	$ 3.98
Total DTC subscribers(6)		110.5	103.3	95.9
Global ARPU(7)		$ 7.84	$ 8.00	$ 7.88

Note: Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist. Refer to page 14 for more information.



The Penguin
HBO



Industry
HBO

4

• Corporate Adjusted EBITDA loss decreased by $32 million, primarily driven by lower facility and personnel costs, partially offset by higher overhead expenses. Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 % Change 2024 2023 % Change $ in millions Reported Ex-FX(*) Reported Ex-FX(*) Adjusted EBITDA $ (296) $ (328) 10% 10% $ (927) $ (928) — % (1) % Corporate 5 Inter-segment Eliminations Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 $ in millions Inter-segment revenue eliminations $ (705) $ (551) $ (1,731) $ (1,811) Inter-segment expense eliminations (702) (614) (1,766) (1,815) Adjusted EBITDA $ (3) $ 63 $ 35 $ 4 Q3 2024 Earnings Press Release | November 7, 2024 (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

WARNER BROS. DISCOVERY
Q3 2024 Earnings Press Release | November 7, 2024

Leverage & Liquidity

Q3 2024 Leverage Highlights

- Ended Q3 with $3.5 billion of cash on hand, $40.7 billion of gross debt(*), and 4.2x net leverage(*).
- In Q3 2024, the Company repaid or repurchased $0.9 billion of debt.
- As of September 30, 2024, the average duration of the Company's outstanding debt was 13.6 years with an average cost of 4.7%.
- The Company maintains an undrawn $6.0 billion revolving credit facility, which was refinanced in October 2024 and matures in October 2029.

Free Cash Flow

	Three Months Ended September 30,			Nine Months Ended September 30,		
$ in millions	2024	2023	% Change	2024	2023	% Change
Cash provided by operating activities	$ 847	$ 2,516	(66)%	$ 2,660	$ 3,899	(32)%
Purchases of property and equipment	(215)	(457)	53 %	(662)	(1,048)	37 %
Free cash flow(*)	$ 632	$ 2,059	(69)%	$ 1,998	$ 2,851	(30)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q3 2024 Free Cash Flow Highlights

- Q3 2024 cash provided by operating activities decreased to $847 million from $2,516 million in the prior year quarter. Free cash flow decreased to $632 million from $2,059 million primarily driven by higher net content investment, in part due to the prior year impact from the WGA and SAG-AFTRA strikes, lower operating profits, and unfavorable working capital, including the impact of the Olympics, partially offset by lower purchases of property and equipment.
- As of September 30, 2024, the Company had $4,761 million drawn on its revolving receivables program, a $307 million decrease vs. Q2.

6

WARNER BROS. DISCOVERY
Q3 2024 Earnings Press Release | November 7, 2024

2024 Outlook

Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", "WBD", the "Company", "we", "us", or "our") may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Q3 2024 Earnings Conference Call Information

Warner Bros. Discovery will host a conference call today, November 7, 2024 at 8:00 a.m. ET, to discuss its third quarter 2024 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com.

Cautionary Statement Concerning Forward-Looking Statements

Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company's actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company's most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K.

Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com.

About Warner Bros. Discovery

Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world's most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

Contacts

Media
Robert Gibbs
(347) 268-3017
robert.gibbs@wbd.com

Megan Klein
(310) 210-5018
megan.klein@wbd.com

Investor Relations
Andrew Slabin
(212) 548-5544
andrew.slabin@wbd.com

Peter Lee
(212) 548-5907
peter.lee@wbd.com

7

Three Months Ended September 30, Nine Months Ended September 30, Unaudited; in millions, except per share amounts 2024 2023 2024 2023 Distribution $ 4,920 $ 5,026 $ 14,784 $ 15,324 Advertising 1,682 1,796 6,260 6,613 Content 2,721 2,840 7,388 8,240 Other 300 317 862 860 Total revenues 9,623 9,979 29,294 31,037 Costs of revenues, excluding depreciation and amortization 5,181 5,309 17,443 18,630 Selling, general and administrative 2,385 2,291 7,078 7,241 Depreciation and amortization 1,762 1,989 5,394 5,961 Restructuring and other charges 9 269 161 510 Impairments and loss on dispositions 5 24 9,412 61 Total costs and expenses 9,342 9,882 39,488 32,403 Operating income (loss) 281 97 (10,194) (1,366) Interest expense, net (494) (574) (1,527) (1,719) Gain on extinguishment of debt 23 22 590 17 Loss from equity investees, net (18) (14) (89) (73) Other income (expense), net 30 (63) 188 (109) Loss before income taxes (178) (532) (11,032) (3,250) Income tax benefit 319 125 190 563 Net income (loss) 141 (407) (10,842) (2,687) Net income attributable to noncontrolling interests (3) (8) (20) (32) Net (income) loss attributable to redeemable noncontrolling interests (3) (2) 45 (7) Net income (loss) available to Warner Bros. Discovery, Inc. $ 135 $ (417) $ (10,817) $ (2,726) Net income (loss) per share available to Warner Bros. Discovery, Inc. Series A common stockholders: Basic $ 0.06 $ (0.17) $ (4.42) $ (1.12) Diluted $ 0.05 $ (0.17) $ (4.42) $ (1.12) Weighted average shares outstanding: Basic 2,453 2,438 2,449 2,436 Diluted 2,470 2,438 2,449 2,436 8 Warner Bros. Discovery, Inc. Consolidated Statements of Operations Q3 2024 Earnings Press Release | November 7, 2024

9 Unaudited; in millions, except par value September 30, 2024 December 31, 2023 ASSETS Current assets: Cash and cash equivalents $ 3,336 $ 3,780 Receivables, net 5,534 6,047 Prepaid expenses and other current assets 3,635 4,391 Total current assets 12,505 14,218 Film and television content rights and games 20,039 21,229 Property and equipment, net 6,158 5,957 Goodwill 25,869 34,969 Intangible assets, net 33,767 38,285 Other noncurrent assets 7,995 8,099 Total assets $ 106,333 $ 122,757 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 1,120 $ 1,260 Accrued liabilities 10,002 10,368 Deferred revenues 1,530 1,924 Current portion of debt 3,043 1,780 Total current liabilities 15,695 15,332 Noncurrent portion of debt 37,166 41,889 Deferred income taxes 7,339 8,736 Other noncurrent liabilities 9,959 10,328 Total liabilities 70,159 76,285 Commitments and contingencies Redeemable noncontrolling interests 117 165 Warner Bros. Discovery, Inc. stockholders’ equity: Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,683 and 2,669 shares issued; and 2,452 and 2,439 shares outstanding 27 27 Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding — — Additional paid-in capital 55,463 55,112 Treasury stock, at cost: 230 and 230 shares (8,244) (8,244) Accumulated deficit (11,745) (928) Accumulated other comprehensive loss (401) (741) Total Warner Bros. Discovery, Inc. stockholders’ equity 35,100 45,226 Noncontrolling interests 957 1,081 Total equity 36,057 46,307 Total liabilities and equity $ 106,333 $ 122,757 9 Warner Bros. Discovery, Inc. Consolidated Balance Sheets Q3 2024 Earnings Press Release | November 7, 2024

10 Nine Months Ended September 30, Unaudited; in millions 2024 2023 Operating Activities Net loss $ (10,842) $ (2,687) Adjustments to reconcile net income to cash provided by (used in) operating activities: Content rights amortization and impairment 10,879 12,547 Depreciation and amortization 5,394 5,961 Deferred income taxes (1,351) (2,071) Share-based compensation expense 419 391 Equity in losses of equity method investee companies and cash distributions 130 136 Gain on sale of investments (204) — Gain on extinguishment of debt (590) (17) Impairments and loss on dispositions 9,412 61 Gain from derivative instruments, net (41) (100) Other, net 96 186 Changes in operating assets and liabilities, net of acquisitions and dispositions: Receivables, net 517 (33) Film and television content rights, games, and production payables, net (9,506) (9,853) Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities (1,493) (1,245) Foreign currency, prepaid expenses and other assets, net (160) 623 Cash provided by operating activities 2,660 3,899 Investing Activities Purchases of property and equipment (662) (1,048) Proceeds from sales of investments 324 — Investments in and advances to equity investments (104) (91) Other investing activities, net 87 114 Cash used in investing activities (355) (1,025) Financing Activities Principal repayments of term loans — (2,850) Principal repayments of debt, including premiums and discounts to par value (4,550) (2,818) Borrowings from debt, net of discount and issuance costs 1,617 1,496 Distributions to noncontrolling interests and redeemable noncontrolling interests (172) (282) Securitization receivables collected but not remitted 13 238 Borrowings under commercial paper program and revolving credit facility 14,203 4,298 Repayments under commercial paper program and revolving credit facility (14,203) (4,304) Other financing activities, net (57) (86) Cash used in financing activities (3,149) (4,308) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 15 (66) Net change in cash, cash equivalents, and restricted cash (829) (1,500) Cash, cash equivalents, and restricted cash, beginning of period 4,319 3,930 Cash, cash equivalents, and restricted cash, end of period $ 3,490 $ 2,430 10 Warner Bros. Discovery, Inc. Consolidated Statements of Cash Flows Q3 2024 Earnings Press Release | November 7, 2024

WARNER BROS. DISCOVERY
Q3 2024 Earnings Press Release | November 7, 2024

Networks Segment: Reconciliation of AT&T SportsNet Business Exit

Networks Segment Revenues

Three Months Ended September 30, *$ in millions*	2024	2023	% Change Reported	% Change Ex-FX(*)
Total revenues	$ 5,010	$ 4,868	3 %	3 %
AT&T SportsNet revenues	—	87	NM	NM
Total revenues excluding AT&T SportsNet(*)	$ 5,010	$ 4,781	5 %	5 %

Three Months Ended September 30, *$ in millions*	2024	2023	% Change Actual	% Change Ex-FX(*)
Distribution revenues	$ 2,598	$ 2,833	(8)%	(7)%
AT&T SportsNet distribution revenues	—	68	NM	NM
Distribution revenues excluding AT&T SportsNet(*)	$ 2,598	$ 2,765	(6)%	(5)%

Networks Segment Operating Expenses

Three Months Ended September 30, *$ in millions*	2024	2023	% Change Actual	% Change Ex-FX(*)
Total operating expenses	$ 2,895	$ 2,472	17 %	18 %
AT&T SportsNet operating expenses	—	102	NM	NM
Total operating expenses excluding AT&T SportsNet(*)	$ 2,895	$ 2,370	22 %	23 %

Three Months Ended September 30, *$ in millions*	2024	2023	% Change Actual	% Change Ex-FX(*)
Cost of revenues	$ 2,185	$ 1,800	21 %	22 %
AT&T SportsNet cost of revenues	—	97	NM	NM
Cost of revenues excluding AT&T SportsNet(*)	$ 2,185	$ 1,703	28 %	29 %

NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

11

12 Three Months Ended September 30, Nine Months Ended September 30, Unaudited; in millions 2024 2023 2024 2023 Net income (loss) available to Warner Bros. Discovery, Inc. $ 135 $ (417) $ (10,817) $ (2,726) Net income attributable to redeemable noncontrolling interests 3 2 (45) 7 Net income attributable to noncontrolling interests 3 8 20 32 Income tax benefit (319) (125) (190) (563) Loss before income taxes (178) (532) (11,032) (3,250) Other (income) expense, net (30) 63 (188) 109 Loss from equity investees, net 18 14 89 73 Gain on extinguishment of debt (23) (22) (590) (17) Interest expense, net 494 574 1,527 1,719 Operating income (loss) 281 97 (10,194) (1,366) Depreciation and amortization 1,762 1,989 5,394 5,961 Impairment and amortization of fair value step-up for content 156 393 913 1,986 Restructuring and other charges 9 269 161 510 Employee share-based compensation 157 140 412 381 Transaction and integration costs 33 31 165 125 Impairments and loss on dispositions 5 24 9,412 61 Amortization of capitalized interest for content 8 12 38 34 Facility consolidation costs 2 14 9 37 Adjusted EBITDA(*) $ 2,413 $ 2,969 $ 6,310 $ 7,729 Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details Q3 2024 Earnings Press Release | November 7, 2024

(1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (“ex-FX”), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2024 Baseline Rate”), and the prior year amounts translated at the same 2024 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) third-party transaction and integration costs, (vii) amortization of purchase accounting fair value step-up for content, (viii) amortization of capitalized interest for content, and (ix) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. We prospectively updated certain corporate allocations at the beginning of 2024. The impact to prior periods was immaterial. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Gross debt: The Company defines gross debt of $40.7 billion as total debt of $40.2 billion, plus finance leases of $452 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (5) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $40.7 billion, less cash, cash equivalents, and restricted cash of $3.5 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $8,781 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. 13 Definitions and Sources for Warner Bros. Discovery, Inc. Q3 2024 Earnings Press Release | November 7, 2024

(6) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “Core DTC Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product (defined below) for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to- consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand-alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue (as per (i) –(iii) above); and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The Company defines a “Premium Sports Product” as a strategically prioritized, sports-focused product sold on a stand-alone basis and made available directly to consumers. The current “independently-branded, regional products” referred to in (iv) above consist of TVN/Player and BluTV. Subscribers to multiple WBD DTC products (listed above) are counted as a paid subscriber for each individual WBD DTC product subscription. We may refer to the aggregate number of Core DTC Subscriptions as “subscribers”. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/ Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. Domestic subscriber - We define a Domestic subscriber as a subscription based either in the United States of America or Canada. International subscriber - We define an International subscriber as a subscription based outside of the United States of America or Canada. (7) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Revenue and subscribers for DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) A limited amount of international discovery+ revenue and subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) Cinemax, Max/HBO hotel and bulk institution (i.e., subscribers billed on a bulk basis), and international basic HBO revenue and subscribers; and (iv) Users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. (8) Source: Warner Bros. Discovery and Charter Communications press release dated September 12, 2024 (https://www.wbd.com/news/warner-bros-discovery- and-charter-communications-announce-early-renewal-agreement-further). (9) Source: Warner Bros. Discovery media release dated August 12, 2024 (https://press.wbd.com/us/media-release/max/eurosport/record-olympics-streaming- and-tv-audiences-warner-bros-discovery-max-boosts). (10) Revenue Excluding Exit From AT&T SportsNet Business: The Company defines revenues excluding the exit from the AT&T SportsNet business as total revenues less revenues from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. (11) Operating Expenses Excluding Exit From AT&T SportsNet Business: The Company defines operating expenses excluding the exit from the AT&T SportsNet business as total operating expenses less operating expenses from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. Beetlejuice Beetlejuice available in theaters and for home viewing. TV series are available to watch, stream, or buy now. Source: Warner Bros. Discovery, Inc. 14 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q3 2024 Earnings Press Release | November 7, 2024